Exhibit (c)(3)

July 30, 2014 Project Fusion Special Committee Supplementary Materials

These discussion materials, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Conflicts Committee of the Board of Directors (the “Committee”) of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso Pipeline Partners, L.P. (the “Company”) by Tudor, Pickering, Holt & Co. Securities, Inc. (“TudorPickering”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with TudorPickering in connection therewith. The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without TudorPickering’s express prior written consent. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Board or Directors of the Company (the “Board”), the Company nor TudorPickering takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without TudorPickering’s express prior written consent. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to TudorPickering as of, the date of the materials. Although subsequent developments may affect the contents of the materials, TudorPickering has not undertaken, and is under no obligation, to update, revise or reaffirm the materials. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. TudorPickering’s only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction. The materials may not reflect information known to other professionals in other business areas of TudorPickering and its affiliates. The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. TudorPickering has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and TudorPickering expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and TudorPickering does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. TudorPickering has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security. The materials do not constitute a commitment by TudorPickering or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, TudorPickering and certain of its affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. TudorPickering provides mergers and acquisitions, restructuring and other advisory services to clients. TudorPickering’s personnel may make statements or provide advice that is contrary to information contained in the materials. TudorPickering’s or its affiliates’ proprietary interests may conflict with the Company’s interests. TudorPickering may have advised, may seek to advise and may in the future advise companies mentioned in the materials. Disclaimer 2

I. Proton and Ion Market Update II. Financial Analysis A. Post Tax Electron Financial Analysis B. Post Tax Financial Analysis of Transaction Consideration III. Pro Forma Impact IV. Unitholder Tax Impact Analysis V. Premiums Analysis Table of Contents 3

I. Proton and Ion Market Update 4

Source: FactSet as of 7/25/2014. Proton peer group includes the following diversified MLPs: EEP, ETP, EPD, OKS, PAA, SEP and WPZ. Target prices on Proton’s peer group based off analysts’ guidance provided by FactSet. Median line excludes Proton. Median Target: $84.00 ($/unit) Current Price: $84.36 LP DCF / LP Unit EBITDA ($MM) Proton Wall Street Analyst Targets Price Targets Recommendation Summary 5 Total Recommendations: 9 Proton Peer Group: Target Price Summary(1,2) Median(3): 3.5% Management Estimates 45% 44% 11% Buy Hold Sell $9.97 $11.13 $11.37 $5.65 $6.01 $6.28 $5.58 $5.85 $6.07 $5.57 $5.73 $6.15 2014E 2015E 2016E 11.7% 3.5% (0.9%) Max Average Min (Target Price / Current Price) - 1 $83.00 $89.00 $77.00 $85.00 $81.00 $90.00 $79.00 RBC Capital Markets: 7-18-14 Restricted: 7-17-14 Jefferies: 7-17-14 Restricted: 7-17-14 Restricted: 7-17-14 Deutsche Bank Research: 7-17-14 Tudor Pickering Holt & Co.: 7-1-14 Restricted: 5-16-14 (1) (2) (3)

Proton Selected Company Metrics 6 ($ in millions) (2) (1) Source: Company filings, FactSet, Wall Street research, as of 7/25/2014. GP & IDRs valued at LP yield. Breakeven yield refers to MLP yield divided by one minus the percentage of cash flows entitled to owners of the incentive distribution rights. Cash distributed to incentive distribution rights based on the current LP distribution per LP unit. EBITDA multiples based on FactSet Wall Street median estimates. DCF/unit multiples based on Wall Street research reports. (4) (3) A B C D E F G H I J K L M N O P Total Distribution Yield Dist. Growth Price Enterprise Value Net Debt Equity Current % Current Current Current to Unit Market Enterprise of Dist. Breakeven Tier 2016E DCF/Unit EBITDA 2014E Company Price Value Value LQA 2014E 2015E to IDR Yield (LP / GP) CAGR 2014E 2015E 2014E 2015E EBITDA Enbridge Energy Partners LP $35.39 $15,164 $22,492 6.1% 6.3% 6.6% 0% 6.1% 100 / 0 4% 15.7x 15.3x 15.0x 12.8x 3.4x Energy Transfer Partners LP 59.04 31,695 53,975 6.3% 6.5% 6.8% 36% 9.8% 51 / 49 5% 12.8x 14.1x 12.4x 11.7x 4.0x Enterprise Products Partners LP 78.89 73,953 88,849 3.6% 3.7% 3.9% 0% 3.6% 100 / 0 8% 18.3x 17.5x 17.0x 16.3x 3.3x ONEOK Partners LP 57.72 20,571 24,680 5.2% 5.3% 5.7% 29% 7.2% 50 / 50 9% 17.0x 16.4x 15.2x 13.6x 3.3x Plains All American Pipeline Partners LP 59.40 32,918 40,144 4.3% 4.4% 4.8% 33% 6.5% 50 / 50 10% 19.6x 16.9x 18.1x 15.8x 3.5x Spectra Energy Partners LP 52.84 18,958 23,495 4.2% 4.3% 4.7% 19% 5.2% 50 / 50 10% 18.7x 18.5x 15.3x 14.0x 3.8x Williams Partners LP 53.04 36,309 46,809 6.9% 7.0% 7.4% 30% 9.9% 50 / 50 6% 16.8x 12.8x 15.5x 12.5x 3.3x Median $31,695 $40,144 5.2% 5.3% 5.7% 29% 6.5% 8% 17.0x 16.4x 15.3x 13.6x 3.4x Mean 32,795 42,921 5.2% 5.3% 5.7% 21% 6.9% 7% 17.0x 15.9x 15.5x 13.8x 3.5x Min $15,164 $22,492 3.6% 3.7% 3.9% 0% 3.6% 4% 12.8x 12.8x 12.4x 11.7x 3.3x Max 73,953 88,849 6.9% 7.0% 7.4% 36% 9.9% 10% 19.6x 18.5x 18.1x 16.3x 4.0x Proton $84.36 $70,801 $93,220 6.6% 6.6% 6.9% 44% 11.8% 50 / 50 4% 15.0x 14.3x 16.1x 14.4x 3.8x (1) (2) (3) (4)

2014E – 2018E forecast per detailed Management projections 2019E – 2023E forecast per Management guidance 5% EBITDA growth (2% baseline, 3% capex growth) Maintenance capex equal to 5% of EBITDA 7.0x growth capex multiple Growth capex funded with 50% equity and 50% debt Neutron distributions paid with additional units in Proton (no cash distributions) Status Quo Proton Financial Overview 7 Management Financial Forecast Management Model Assumptions Source: “Project Fusion Model v07.16.14” as provided by Management, Barclays Project Fusion presentation dated 7/17/2014, company filings, Wall Street Research. Post GP giveback 2014E onwards. ($ in millions, except per unit amounts) CAGR 2012A 2013A 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 14 - '18 14 - '23 EBITDA $4,146 $5,165 $5,943 $6,561 $7,491 $8,191 $9,546 $10,023 $10,524 $11,050 $11,603 $12,183 12.6% 8.3% Capex Maintenance Capex $285 $327 $442 $454 $466 $478 $489 $501 $526 $553 $580 $609 2.6% 3.6% Growth Capex 1,521 3,476 4,615 3,991 6,046 6,019 3,592 2,105 2,210 2,321 2,437 2,558 (6.1%) (6.3%) Total $1,806 $3,803 $5,057 $4,445 $6,512 $6,497 $4,081 $2,606 $2,736 $2,873 $3,017 $3,168 (5.2%) (5.1%) Distributable Cash Flow $3,191 $3,952 $4,472 $4,871 $5,554 $6,124 $7,018 $7,435 $7,863 $8,317 $8,799 $9,309 11.9% 8.5% Distribution Coverage Ratio 1.00x 0.99x 0.99x 0.98x 0.99x 0.99x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x DCF / LP Unit (1) $5.07 $5.39 $5.57 $5.73 $6.15 $6.43 $6.95 $7.08 $7.29 $7.50 $7.71 $7.93 5.7% 4.0% Distributions / LP Unit (1) 4.98 5.33 5.58 5.83 6.18 6.46 6.96 7.09 7.30 7.51 7.72 7.94 5.7% 4.0% Wtd. Avg. LP Units Outstanding 350 403 460 484 505 527 552 572 585 599 614 630 4.7% 3.6% Debt & Credit Statistics Total Debt $17,062 $19,914 $22,201 $24,455 $28,701 $32,404 $33,121 $33,966 $34,784 $35,569 $36,312 $37,003 10.5% 5.8% Debt / EBITDA 4.1x 3.9x 3.7x 3.7x 3.8x 4.0x 3.5x 3.4x 3.3x 3.2x 3.1x 3.0x Other Equity Issuance $1,636 $1,495 $2,658 $1,633 $1,833 $2,018 $3,491 $2,312 $2,497 $2,696 $2,912 $3,146 (1)

Source: FactSet as of 7/25/2014. Ion peer group includes the following public GPs: AHGP, ENLC, ETE, CEQP, NSH, PAGP, TRGP and WGP. Target prices of status quo Ion’s peer group based off analysts’ guidance provided by FactSet. Median line excludes Ion. Median Target: $38.00 ($/share) Current Price: $37.90 CFPS EBITDA ($MM) Ion Wall Street Analyst Targets Price Targets Recommendation Summary 8 Total Recommendations: 9 Ion Peer Group: Target Price Summary(1,2) Median(3): 2.1% Management Estimates 56% 44% Buy Hold Sell 13.1% 2.7% (2.4%) Max Average Min (Target Price / Current Price) - 1 $3.02 $5.16 $5.68 $1.74 $1.87 $2.05 $1.72 $1.78 $1.97 $1.72 $1.84 $2.00 2014E 2015E 2016E $7,423 $8,321 $9,009 $7,004 $7,398 $7,459 $6,178 $6,398 $5,510 $7,382 $7,993 $8,911 2014E 2015E 2016E

Publicly Traded GPs

Includes C-Corps and Pass Throughs

($ in millions, except per unit amounts)

A	B	C	D	E	F	G	H	I	J
				Dividend Yield			Dividend CAGR	Enterprise Value	
		Total Equity					Current -	EBITDA[2]	
Company	Share / Unit Price	Market Value	Enterprise Value[2]	LQA	2014E	2015E	2016E	2014E	2015E
Pass-Throughs[1]									
Alliance Holdings GP, L.P.	$70.89	$4,244	$4,239	4.9%	4.9%	5.5%	10.3%	20.4x	18.6x
Energy Transfer Equity, L.P.	59.78	32,503	35,642	2.5%	2.6%	3.3%	26.7%	39.4x	31.3x
Crestwood Equity Partners LP	15.31	2,856	3,254	3.6%	3.7%	4.3%	16.8%	25.7x	21.3x
NuStar GP Holdings, LLC	43.09	1,838	1,863	5.1%	5.1%	5.2%	5.4%	28.1x	23.5x
Plains GP Holdings LP	30.95	18,405	18,925	2.4%	2.3%	2.8%	17.3%	38.5x	32.0x
Western Gas Equity Partners LP	58.26	12,753	12,742	1.9%	1.9%	2.3%	24.4%	51.0x	39.9x
Median		$8,499	$8,491	3.1%	3.1%	3.8%	17.1%	33.3x	27.4x
Mean		12,100	12,777	3.4%	3.4%	3.9%	16.8%	33.8x	27.8x
Min		$1,838	$1,863	1.9%	1.9%	2.3%	5.4%	20.4x	18.6x
Max		32,503	35,642	5.1%	5.1%	5.5%	26.7%	51.0x	39.9x
C-Corps									
Ion	37.90	38,958	48,969	4.5%	4.6%	5.0%	7.7%	16.8x	15.8x
Targa Resources Corp.	133.20	5,616	5,674	2.1%	2.1%	2.6%	21.3%	31.3x	25.5x
EnLink Midstream LLC	40.29	6,639	6,755	2.2%	2.0%	2.5%	21.4%	31.7x	26.3x
Williams Companies, Inc.	58.20	43,444	45,862	2.9%	2.9%	4.3%	32.6%	27.2x	19.4x
ONEOK, Inc.	66.83	13,892	14,953	3.4%	3.5%	3.9%	11.2%	22.9x	21.1x
Median		$13,892	$14,953	2.9%	2.9%	3.9%	21.3%	27.2x	21.1x
Mean		21,710	24,443	3.0%	3.0%	3.6%	18.9%	26.0x	21.6x
Min		$5,616	$5,674	2.1%	2.0%	2.5%	7.7%	16.8x	15.8x
Max		43,444	48,969	4.5%	4.6%	5.0%	32.6%	31.7x	26.3x
C-Corps & Pass-Throughs									
Median		$12,753	$12,742	2.9%	2.9%	3.9%	17.3%	28.1x	23.5x
Mean		16,468	18,080	3.2%	3.2%	3.8%	17.8%	30.3x	25.0x
Min		$1,838	$1,863	1.9%	1.9%	2.3%	5.4%	16.8x	15.8x
Max		43,444	48,969	5.1%	5.1%	5.5%	32.6%	51.0x	39.9x

Sources: FactSet Estimates as of 7/25/14, Company Filings, Street Research.
(1) Pass through GPs excludes Atlas Energy, Inc. and SemGroup Corporation.
(2) Enterprise values and EBITDA metrics are unconsolidated. EBITDA calculated as EBITDA from assets held at the GP plus cash distributions from GP/LP interests in underlying MLP.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

9

2014E – 2018E forecast per detailed Management projections 2019E – 2023E forecast per Management guidance Forecast includes dilution from warrants based on treasury stock method; Warrant strike price of $40.00 Status Quo Ion Financial Overview 10 ($ in millions, except per share amounts) Management Financial Forecast Management Model Assumptions Source: “Project Fusion Model v07.16.14” as provided by Management, Barclays Project Fusion presentation dated 7/17/14, company filings, Wall Street Research. Shares outstanding include dilution from warrants based on the treasury stock method. Warrant exercise price of $40 with implied share price calculated based on a 4.5% yield. Conversion of warrants only through 2017E. CAGR 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 15 - '18 15 - '23 EBITDA Unconsolidated $2,899 $3,102 $3,428 $3,801 $4,257 $4,506 $4,767 $5,043 $5,334 $5,642 11.1% 7.8% Consolidated 7,382 7,993 8,911 9,814 11,225 11,777 12,357 12,966 13,605 14,276 12.0% 7.5% Capex Maintenance Capex $0 $68 $64 $66 $66 $66 $66 $66 $66 $66 (0.8%) (0.3%) Growth Capex 0 0 0 0 0 0 0 0 0 0 Total $0 $68 $64 $66 $66 $66 $66 $66 $66 $66 (0.8%) (0.3%) Distributable Cash Flow $1,782 $1,908 $2,115 $2,189 $2,352 $2,513 $2,682 $2,860 $3,048 $3,247 7.2% 6.9% Dividend Coverage Ratio 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x DCF / Share $1.72 $1.84 $2.00 $2.07 $2.22 $2.37 $2.53 $2.70 $2.87 $3.06 6.4% 6.6% Dividend / Share 1.72 1.84 2.00 2.07 2.22 2.37 2.53 2.70 2.87 3.06 6.4% 6.6% Wtd. Avg. Shares Outstanding (1) 1,036 1,036 1,060 1,059 1,061 1,061 1,061 1,061 1,061 1,061 0.8% 0.3% Unconsolidated Debt & Credit Statistics Total Debt $9,652 $9,916 $10,255 $10,477 $10,587 $10,587 $10,587 $10,587 $10,587 $10,587 2.2% 0.8% Debt / EBITDA 3.3x 3.2x 3.0x 2.8x 2.5x 2.3x 2.2x 2.1x 2.0x 1.9x Consolidated Debt & Credit Statistics Total Debt $36,616 $39,672 $45,059 $48,916 $49,816 $50,826 $51,818 $52,785 $53,719 $54,611 7.9% 4.1% Debt / EBITDA 5.0x 5.0x 5.1x 5.0x 4.4x 4.3x 4.2x 4.1x 3.9x 3.8x Other Equity Issuance $0 $0 $0 $0 $0 $0 $0 $0 $0 $0 (1)

II. Financial Analysis 11

A. Post Tax Electron Financial Analysis 12

Present Value of Future Unit Price Distributions / Unit 1/1/2015 valuation date 8-year discounted distribution per unit analysis Includes the present value of: Distributions to unitholders through 2022E (total of 8 years) Terminal unit value based on a 5% - 8% terminal yield on 2022E distributions Cost of equity: 11%-15% Post-tax analysis assumptions 80% of future distributions tax deferred 80% of distributions treated as return of capital 20% taxable income stream taxed at ordinary income tax rate 40.5% ordinary income tax rate 23.8% capital gains tax rate Capital gains tax and ordinary income tax rate on depreciation recapture deducted from terminal unit sales price Mid-year convention for discounting Assumptions Valuation Sensitivities 13 Implied Unit Price (Post-Tax) Terminal Yield 8% 7% 6% 5% 11% $27.12 $28.98 $31.45 $34.91 13% $24.51 $26.12 $28.26 $31.26 15% $22.24 $23.64 $25.50 $28.11 Cost of Equity

Present Value of Future Unit Price Cash Available for Distributions to LP Unitholders 1/1/2015 valuation date 8-year discounted cash available for distribution to LP unitholders analysis Includes the present value of: Cash available for distribution to LP unitholders through 2022E (total of 8 years) Terminal unit value based on a 13x – 17x DCF multiple on 2023E DCF/unit Cost of equity: 11%-15% Post-tax analysis assumptions 80% of future distributions tax deferred 80% of distributions treated as return of capital 20% taxable income stream taxed at ordinary income tax rate 40.5% ordinary income tax rate 23.8% capital gains tax rate Capital gains tax and ordinary income tax rate on depreciation recapture deducted from terminal unit sales price Beginning basis of $25.14 based on estimated average unitholder taxes and transaction price of $39.50 per Electron unit as of 7/25/14 Mid-year convention for discounting Assumptions Valuation Sensitivities 14 Implied Unit Price (Post-Tax) Forward DCF Multiple 13x 15x 17x 11% $28.37 $30.54 $32.70 13% $25.60 $27.48 $29.36 15% $23.20 $24.84 $26.47 Cost of Equity

B. Post Tax Financial Analysis of Transaction Consideration 15

PF Ion Unlevered Discounted Cash Flow Analysis Per Electron Unit 1/1/2015 valuation date 8-year unlevered analysis Valuation adjusted for transaction consideration per Electron unit Exchange ratio of 0.9210x Cash consideration of $4.60 per unit Includes the present value of: Estimated cash flows through 2022E (total of 8 years) Terminal value based on a 10.5x – 15.0x 2023E EBITDA 8% - 10% cost of capital Tax rate of 36.5% Pre-tax and post-tax analysis $3.79 per unit of estimated unitholder taxes per Barclays presentation provided by Management Assumes 40.5% ordinary income tax rate and 23.8% capital gains tax rate Mid-year convention for discounting Assumptions Valuation Sensitivities 16 Source: “Project Fusion Model v07.16.14” as provided by Management. Electron Unitholder Implied Consideration (Post-Tax) Terminal Forward EBITDA Multiple 10.5x 12.0x 13.5x 15.0x 8% $28.73 $33.74 $38.76 $43.77 9% $25.75 $30.41 $35.07 $39.73 10% $23.01 $27.34 $31.67 $35.99 WACC

PF Ion Present Value of Future Share Price Per Electron Unit 1/1/2015 valuation date 8-year discounted dividend per share analysis Valuation adjusted for transaction consideration per Electron unit Exchange ratio of 0.9210x Cash consideration of $4.60 per unit Includes the present value of: Dividends to shareholders through 2022E (total of 8 years) Terminal share value based on a 3% - 6% terminal yield on 2022E dividends Cost of equity: 13% - 15% for pre-tax, 11%-15% for post-tax Post-tax analysis assumptions $3.79 average estimated taxes per Electron unit on transaction date 23.8% qualified dividend income (“QDI”) and capital gains tax rate Dividends taxed at QDI tax rate Capital gains tax deducted from terminal share sales price with beginning basis based on Electron unit purchase price minus cash consideration Mid-year convention for discounting Assumptions Valuation Sensitivities 17 Electron Unitholder Implied Consideration (Post-Tax) Terminal Yield 3% 4% 5% 6% 7% 11% $50.51 $41.52 $36.13 $32.54 $29.97 13% $44.57 $36.78 $32.11 $28.99 $26.77 15% $39.47 $32.71 $28.65 $25.94 $24.01 Cost of Equity

III. Pro Forma Impact 18

Pro Forma Proton Impact Sensitivities Pre-Tax Distributable & Distributed Accretion / (Dilution) Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 19 Note: Analysis based on status quo Proton and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 7/25/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. (16%) (13%) (8%) (6%) 1% 8% 11% 12% 14% (12%) (9%) (4%) (2%) 6% 12% 13% 15% 17% (8%) (5%) 0% 2% 10% 15% 16% 18% 19% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 10% Premium 15% Premium 20% Premium

Pro Forma Proton Impact Sensitivities Distributable & Distributed Accretion / (Dilution) with Estimated Avg. Unitholder Transaction Taxes Distributable Cash Flow per Share / Unit Pre-Tax Dividend / Distributions per Share / Unit 20 Note: Analysis based on status quo Proton and exchange ratio adjusted pro forma Ion metrics. Exchange ratio based on transaction considerations as of 7/25/14 and adjusted for shares repurchased or sold based on cash surplus / (deficit) resulting from cash consideration and unitholder taxes. Assumes same premium applied to Electron and Proton. (28%) (26%) (22%) (20%) (14%) (8%) (5%) (4%) (3%) (24%) (22%) (17%) (16%) (9%) (3%) (2%) (1%) 1% (21%) (18%) (13%) (11%) (4%) (1%) 1% 2% 3% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 10% Premium 15% Premium 20% Premium

Pro Forma Ion Impact Sensitivities Available & Distributed Accretion / (Dilution) Cash Flow Available for Dividend per Share Dividend per Share 21 Note: Analysis based on status quo Ion and pro forma Ion metrics. 23% 24% 29% 36% 33% 29% 26% 23% 21% 21% 22% 26% 34% 30% 27% 23% 21% 18% 19% 19% 24% 31% 28% 24% 21% 18% 16% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 10% Premium 15% Premium 20% Premium 9% 10% 17% 20% 24% 27% 26% 23% 21% 9% 10% 17% 20% 24% 27% 23% 21% 18% 9% 10% 17% 20% 24% 24% 21% 18% 16% 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E 2023E 10% Premium 15% Premium 20% Premium

PF Ion Value Uplift Premiums Analysis 22 Based on Ion share price as of 7/25/14. Reflects 2015E dividend accretion per share of PF Ion. Electron value uplift equals Ion value uplift per share multiplied by the Ion shares received per Electron share. Electron Premium Paid Cash Flow Available for Dividend Dividend 10.0% 15.0% 20.0% 10.0% 15.0% 20.0% Pre-Tax Ion Shares per Electron (Cash Adjusted XR) 0.9210x 0.9684x 1.0157x 0.9210x 0.9684x 1.0157x Cash Consideration $4.60 $4.60 $4.60 $4.60 $4.60 $4.60 Implied Value to Electron (1) $39.50 $41.30 $43.09 $39.50 $41.30 $43.09 2015E Accretion to Ion (2) 23% 21% 19% 9% 9% 9% Ion Value Uplift $8.66 $7.89 $7.16 $3.28 $3.28 $3.28 Electron Value Uplift (3) $7.97 $7.64 $7.27 $3.02 $3.18 $3.33 Pro Forma Value to Electron $47.47 $48.94 $50.36 $42.52 $44.47 $46.42 Pro Forma Premium 32.2% 36.3% 40.2% 18.4% 23.8% 29.3% Post-Tax Average Estimated Electron Unitholder Transaction Taxes ($3.79) ($3.79) ($3.79) ($3.79) ($3.79) ($3.79) Post-Tax Implied Value to Electron $35.71 $37.51 $39.30 $35.71 $37.51 $39.30 Pro Forma Value to Electron $43.68 $45.15 $46.57 $38.73 $40.68 $42.63 Pro Forma Premium 21.6% 25.7% 29.7% 7.9% 13.3% 18.7% 1) 2) 3)

IV. Unitholder Tax Impact Analysis 23

Potential Electron Unitholder Transaction Tax Impact Max = $11.05/unit Average(1) = $5.32/unit Note: Assumes 40.5% ordinary tax rate and 23.8% capital gains tax rate. Assumes 100% of distributions are tax-deferred. Equal weighted average over time. Does not account for current ownership profile. Min = $0.79/unit 1 2 3 4 5 6 Average of $5.32 shown here is a simple average over time and does not account for trading volume, units outstanding over time or the current ownership structure; $3.79 provided by Management reflects an estimated average taxes for an Electron unitholder accounting for the aforementioned factors 24 $- $2 $4 $6 $8 $10 $12 $10 $15 $20 $25 $30 $35 $40 $45 Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Jul-11 Nov-11 Mar-12 Jul-12 Nov-12 Mar-13 Jul-13 Nov-13 Mar-14 Jul-14 Total Unitholder Taxes Unit Price ($) Unit Price Total Taxes if Sold Today Average Taxes Max Taxes Min Taxes

Electron Trading Volume & Units Outstanding 25 Source: FactSet. 0 50 100 150 200 250 0 1,000 2,000 3,000 4,000 5,000 Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Jul-11 Nov-11 Mar-12 Jul-12 Nov-12 Mar-13 Jul-13 Nov-13 Mar-14 Jul-14 Total Units Outstanding (MM) Volume 5 - Day Rolling Average (000s) Volume (5-Day Rolling Average) Units Oustanding

Illustrative Tax Impact Scenarios

	At IPO (11/16/2007)	① 12/31/2007	② 10/10/2008	③ 6/25/2010	④ 3/9/2012	⑤ 11/15/2013	⑥ 3/25/2014	Average	Ion Mgmt. Estimated Unitholder Taxes[2]
		Potential Worst Case Tax Scenarios - Selected Entry Dates							
Estimated Purchase Price per Unit	$20.00	$25.05	$12.88	$28.81	$35.60	$41.32	$29.19	$28.81	
Less: Total Cash Distributions Since Purchase [1]	12.51	12.51	11.64	9.28	6.10	1.95	1.30	7.13	
Adjusted Basis	$7.49	$12.54	$1.24	$19.53	$29.50	$39.37	$27.89	$21.68	$25.14
Unit Sold @ Transaction Price	$39.50	$39.50	$39.50	$39.50	$39.50	$39.50	$39.50	$39.50	$39.50
Capital Gains Amount	$19.50	$14.45	$26.62	$10.69	$3.90	$0.00	$10.31	$11.00	$7.09
Capital Gains Tax Rate	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%	23.8%
Capital Gains Taxes	$4.64	$3.44	$6.33	$2.54	$0.93	$0.00	$2.45	$2.62	$1.69
Depreciation Recapture	$12.51	$12.51	$11.64	$9.28	$6.10	$1.95	$1.30	$7.13	5.19
Ordinary Income Tax Rate	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%	40.5%
Depreciation Recapture Taxes	$5.07	$5.07	$4.71	$3.76	$2.47	$0.79	$0.53	$2.89	$2.10
Total Implied Taxes	$9.71	$8.51	$11.05	$6.30	$3.40	$0.79	$2.98	$5.50	$3.79

(1) Assumes 100% tax shield (all distributions represent return of capital).
(2) Based on 40.5% ordinary income tax rate and 23.8% capital gains tax rate. Assumes usage of passive losses to offset ordinary income.

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V. Premiums Analysis 27

Transaction Premiums Summary

A	B	C	D	E	F	G	H	I
	Spot 1-Day Premiums				1-Week Average Premiums			
	Min	Median	Mean	Max	Min	Median	Mean	Max
Energy Transactions								
Stock	(2.3%)	16.2%	15.8%	37.5%	(3.8%)	16.1%	16.7%	40.3%
Cash + Stock	11.2%	34.0%	32.5%	61.4%	8.9%	28.0%	34.7%	72.1%
Cash	8.3%	28.6%	36.9%	79.9%	8.2%	32.4%	35.7%	73.6%
All	(2.3%)	23.2%	28.5%	79.9%	(3.8%)	24.6%	29.2%	73.6%
Midstream Transactions								
MLPs								
Stock	2.2%	13.1%	16.2%	34.6%	(1.1%)	14.6%	15.6%	35.9%
Cash + Stock	14.5%	22.0%	20.9%	26.2%	14.6%	22.2%	20.8%	25.6%
Cash	-	-	-	-	-	-	-	-
All	2.2%	15.6%	17.1%	34.6%	(1.1%)	17.9%	16.7%	35.9%
C-Corps								
Stock	16.8%	16.8%	16.8%	16.8%	15.0%	15.0%	15.0%	15.0%
Cash + Stock	22.5%	27.4%	29.0%	37.2%	25.5%	28.7%	31.8%	41.1%
Cash	-	-	-	-	-	-	-	-
All	16.8%	25.0%	26.0%	37.2%	15.0%	27.1%	27.6%	41.1%
All Midstream								
Stock	2.2%	15.6%	16.2%	34.6%	(1.1%)	15.0%	15.6%	35.9%
Cash + Stock	14.5%	24.4%	24.9%	37.2%	14.6%	25.6%	26.3%	41.1%
Cash	-	-	-	-	-	-	-	-
All	2.2%	21.2%	19.0%	37.2%	(1.1%)	18.9%	19.0%	41.1%

Source: FactSet, Company filings, IHS Herold.
Note: Energy Transactions include: U.S. listed energy and power & utilities only targets, 1/1/2010 to present, greater than $1 billion. Midstream Transactions include: U.S. listed midstream only targets, 1/1/2003 to present, greater than $1 billion. Premiums calculated off unaffected unit / share price prior to transaction announcement.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING
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